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                      EQUISERVE TRUST COMPANY, N.A. COMPANY

                  STOCK TRANSFER AGENT SERVICES AGREEMENT FOR:

                COHEN & STEERS ADVANTAGE INCOME REALTY FUND INC.

This Agreement sets forth the terms and conditions under which EquiServe Trust Company, N.A. (hereinafter referred to as "EquiServe") will serve as sole Transfer Agent, Registrar, Dividend Disbursement and Dividend Reinvestment Agent for the COHEN & STEERS ADVANTAGE INCOME REALTY FUND INC. (hereinafter referred to as "ADVANTAGE INCOME REALTY FUND").

A.       TERM

         The term of this Agreement shall be for a period of three (3) years, commencing from the effective date of this Agreement, May 9, 2001.

B.       FEE FOR STANDARD SERVICES

         For the standard services as stated in Section C provided by EquiServe under this Agreement, ADVANTAGE INCOME REALTY FUND will be charged as follows:

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              $5,000.00 One-Time Project Fee To Establish New Fund
                            $750.00Per Month Per Fund
             $8.00 Per Open Registered Shareholder Account Per Annum
                 $5.00 Per Closed Shareholder Account Per Annum
   $0.50 Per Participant Dividend Reinvestment or Cash Investment Transaction

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         Escalation: This Agreement shall be self renewing for additional three year term and the fees to be paid under this agreement after the initial three year term shall be readjusted upon agreement by both parties taking into account a number of factors, including service mix, volumes and the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive contract anniversary thereafter.


C.       STANDARD SERVICES

         EquiServe agrees to provide the following services to ADVANTAGE INCOME REALTY FUND in accordance with the standard fee set forth in Section B.

         Account Maintenance:

         1. Establish New Fund and annual services as Transfer Agent, Registrar, Dividend Disbursement and Dividend Reinvestment Agent.

         2. Maintaining shareholder accounts, including the processing of new accounts, preparation and mailing W-9 certifications to new accounts and closing accounts.

         3. Posting and acknowledging address changes, tax ID number changes and W-9 certification, and all other routine file maintenance adjustments.

         4.   On-line remote access to shareholder and Fund database.

         5. Posting all transactions, including routine and non-routine debit and credit certificates. To include all book or unissued shareholder transfer activity.

         6.   Issuance and registration of stock certificates annually.*

         7. Researching and responding to all written shareholder and broker inquiries and phone inquiries.








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                                                                COHEN & STEERS
                                                                ADVANTAGE INCOME
                                                                REALTY FUND INC.
                                                                    Page 2


         8. Daily Transfer Activity Journals reflecting ownership changes to be mailed to ADVANTAGE INCOME REALTY FUND at the close of each week if required.

         9. Processing all New York Window items, mail items and legal transfers.

         10. Processing Indemnity Bonds, placing certificate stop transfer orders and replacing lost certificates.

         11. Coding multiple accounts at a single household to suppress duplicate report mailings.

         12.  Maintaining closed accounts.


         Mailing & Report Production Services:

         1. Addressing and mailing four (4) registered shareholder reports or letters via First Class Mail per annum.

         2. Preparing two (2) full or partial shareholder reports (including Statistical Reports) per annum.

         3.   Preparing twelve (12) sets of shareholder labels per annum.

         4. Abandoned Property Reports provided at $1,000 per report and $3.00 per respondent.


         Annual Meeting Services:

         1. Preparing one (1) full stockholder list as of the Annual Meeting record date.

         2.   Addressing proxy cards for registered shareholders.

         3. Enclosing and mailing proxy cards with proxy statement, annual report and postage paid return envelope to all registered shareholders.

         4. Preparing one (1) set of registered broker labels and one (1) list of registered brokers for the Broker Search.

         5.   Receiving, opening and examining returned proxies.

         6. Writing in connection with unsigned or improperly executed proxies.

         7. Tabulating returned proxies to include an unlimited number of proposals.

         8. Providing summary reports on the Proxy Vote Tabulation status as requested.

         9.   Interface with Solicitor appointed by ADVANTAGE INCOME REALTY FUND
              .

         10. Preparing one (1) final Annual Meeting list reflecting how each account has voted on each proposal.

         11.  Attending the Annual Meeting as Inspector of Election.

         12.  Respondent Bank Services to include:

                    - Processing each respondent bank omnibus proxy received.
                    - Mailing respondent bank search cards.







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                                                                COHEN & STEERS
                                                                ADVANTAGE INCOME
                                                                REALTY FUND INC.
                                                                    Page 3

Note: all out-of-pocket expenses including overprinting proxy cards, card stock, envelopes, postage and telecopy charges will be billed as incurred.

         Dividend Disbursement Services:

         As Dividend Disbursing and Paying Agent, EquiServe will perform the dividend related services listed, pursuant to the following terms and conditions:

         * All funds must be received by 11:00 a.m. Eastern Time on the Mail Date via Federal Funds Wire or EquiServe Bank Demand Deposit account debit.

         1. Preparing and mailing monthly dividend checks with an additional enclosure.

         2.   Providing Automated Clearinghouse Funds (ACH) services.

         3.   Replacing lost dividend checks.

         4.   Providing photo copies of cashed dividend checks if requested.

         5.   Processing and record keeping of accumulated uncashed dividends.

         6.   Reconciling paid and outstanding dividend checks.

         7. Coding RPO/SAUK accounts to suppress mailing dividend checks to undeliverable addresses.

         8. Effecting wire transfer of funds to Depository Trust Company on payable date.

         9. Preparing and filing Federal Information Returns (Form 1099-DIV) of dividends paid during the year and mailing Forms 1099-DIV to each shareholder.

         10. Preparing and filing State Information Returns of dividends paid during the year to shareholders resident within such State in accordance with current State Filing regulations.

         11. Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-resident Aliens and mailing Forms 1042 to each foreign shareholder.

         12. Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

                  * Withholding tax from shareholder accounts not in compliance with the provisions of the Act.

                  * Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service.

                  * Responding to shareholders regarding the regulations.

                  * Mailing to new accounts which have had taxes withheld, to inform them of procedures to be followed to cease future back-up withholding.

                  * Annual mailing to pre-1984 accounts for which Tax Identification Numbers (TIN) have not yet been certified.

                  * Performing shareholder file adjustments to reflect TIN certifications.

Note: Depository Wire charges required to fund dividend payments will be billed to ADVANTAGE INCOME REALTY FUND as an expense.








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                                                                COHEN & STEERS
                                                                ADVANTAGE INCOME
                                                                REALTY FUND INC.
                                                                    Page 4


         Dividend Reinvestment Services:

         1. As Administrator for the Open Market and/or Original Issue Dividend Reinvestment Plans ("DRP"), EquiServe will perform the listed DRP related services:

         2. Reinvestment and/or optional cash investment transactions of DRP participants.*

         3.    Processing DTC quarterly reinvestments at $2.50 per investment.

         4. Preparing and mailing a year-to-date dividend reinvestment statement with an additional enclosure to DRP participants upon completion of each reinvestment.

         5. Preparing and mailing a year-to-date optional cash investment statement to participants upon the completion of each investment.

         6.    Maintaining DRP accounts and establishing new DRP accounts.

         7.    Processing sale/termination requests.*

         8.    Processing withdrawal requests.

         9. Providing ADVANTAGE INCOME REALTY FUND with a Dividend Reinvestment Investment Summary Report for each reinvestment and/or optional cash investment.

         10.   Providing Safekeeping for DRP participant stock certificates.

         11. Researching and responding to shareholder inquiries regarding the Plan.

         12. Preparing and mailing Forms 1099 and Forms 1042 to DRP participants and completing related filings with the IRS.

         13.   Preparing, mailing and filing Form 1099B relating to DRP sales.

D.       LIMITATIONS

         The fees as stated in Section B include:

                  * The issuance and registration of 500 stock certificates per annum. Excess to be billed at $1.50 per stock certificate.

                  * ACH $2.50 per investment, per fund.

                  * DRP redemptions (sales or withdrawals) to be billed at $15.00 each.

                  * $25.00 per Stock Conversion (Class B into Class A), if applicable.









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                                                                COHEN & STEERS
                                                                ADVANTAGE INCOME
                                                                REALTY FUND INC.
                                                                    Page 5

E.       SERVICES NOT COVERED

         Items not included in the fees set forth in this Agreement for "Standard Services" Section B such as payment of stock dividends or splits or any other services associated with a special project will be billed separately on an appraisal basis.

         Services required by legislation or regulatory fiat which become effective after the date of this Agreement shall not be a part of the Standard Services and shall be billed by appraisal.

         All out-of-pocket expenses such as telephone line charges associated with toll free telephone calls, overprinting, insurance, stationary, envelopes, telecopy charges, excess material storage and disposal will be billed to ADVANTAGE INCOME REALTY FUND as incurred.

F.       OTHER TERMS & CONDITIONS

         Good funds to cover postage expenses in relation to the mailing of Annual Meeting materials to EquiServe by 1:00 p.m. Eastern Time on the scheduled mailing date.

         Overtime charges will be assessed in the event material is delivered late for shareholder mailings unless the mail date is rescheduled to a later date. Such material includes, but is not limited to: proxy statements, annual, semi and quarterly reports, dividend enclosures and news releases. Receipt of material for mailing to shareholders must be received three (3) full business days in advance of the scheduled mail date.

G.       BILLING DEFINITION OF ACCOUNT MAINTENANCE

         For billing purposes, number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during the billing period.

H.       TERMINATION

         This Agreement may be terminated by either party upon sixty (60) days written notice to the other. However, EquiServe may terminate this Agreement upon written notice to ADVANTAGE INCOME REALTY FUND if ADVANTAGE INCOME REALTY FUND has breached its obligation as described in Section I set forth below by failing to make payment of invoices for a period of three (3) consecutive months and ADVANTAGE INCOME REALTY FUND has failed to cure such breach within five (5) business days of receipt of such notice.

         Should ADVANTAGE INCOME REALTY FUND or EquiServe exercise its right to terminate this Agreement, all reasonable out-of-pocket expenses associated with the transfer of records and material will be borne by ADVANTAGE INCOME REALTY FUND . Out-of-pocket expenses may if required, include costs associated with any year-end Federal and/or State tax reporting responsibilities.

I.       PAYMENT FOR SERVICES

         It is agreed that invoices will be rendered and payable on a monthly basis. Each billing period will, therefore, be for a one (1) month duration. ADVANTAGE INCOME REALTY FUND agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing invoice. Interest charges may begin to accrue on unpaid balances for more than forty-five (45) days.










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                                                                COHEN & STEERS
                                                                ADVANTAGE INCOME
                                                                REALTY FUND INC.
                                                                    Page 6


J.       NON-ASSIGNABILITY

         This Agreement, and duties, obligations and services to be provided herein, may not be assigned or otherwise transferred without prior written consent of ADVANTAGE INCOME REALTY FUND.

K.       CONFIDENTIALITY

         The information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, both parties agree that none of its directors, officers, employees, or agents without the prior written consent of the other party will divulge, furnish or make accessible to any third party, except as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. In this regard, both parties agree that they will limit their access to the Agreement and such information to only those officers and employees with responsibilities for analyzing the Agreement and to such independent consultants hired expressly for the purpose of assisting in such analysis. In addition, both parties agree that any persons to whom such information is properly disclosed shall be informed on the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately.

L.       CONTRACT ACCEPTANCE

         In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Agreement.



         EQUISERVE TRUST COMPANY, N.A.                 COHEN & STEERS ADVANTAGE INCOME REALTY
                                                       FUND INC.

         By:                                           By:
            --------------------------                     --------------------------
         Title:   Vice President                       Title:
            --------------------------                     --------------------------

         Date:                                        Date:
            --------------------------                     --------------------------








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                                    Exhibit A
                             Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and service agreement and are billable as incurred.

Postage (Outgoing and Business Reply)
Envelopes
Labels
Forms and Stationery
Record Retention
Insurance Premiums (Mailing certificates)
Delivery and Freight charges (including overnight delivery; Airborne Express, FedEx, etc.)
Typesetting (proxy cards, due diligence mailings, etc.)
Printing (proxy cards, etc.)
Destruction of excess/obsolete material
DTC trade transactions expenses (Treasury buybacks, etc.)
Custody Settlement charges
Toll free telephone usage and line expenses
Lost Shareholder Program database search

Please Note:
Other out of pocket expenses could be incurred depending on the services utilized.

Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled.